Exhibit 99.1

Intra-Cellular Therapies Announces Proposed Public Offering of Common Stock

NEW YORK, April 16, 2024 (GLOBE NEWSWIRE) — Intra-Cellular Therapies, Inc. (Nasdaq: ITCI) (“Intra-Cellular Therapies”), a biopharmaceutical company focused on the development and commercialization of therapeutics for central nervous system (CNS) disorders, today announced that it has commenced an underwritten public offering of $500 million of shares of its common stock. In connection with the offering, Intra-Cellular Therapies intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of common stock offered in the public offering. All of the shares in the offering will be sold by Intra-Cellular Therapies.

J.P. Morgan, Leerink Partners, BofA Securities, Morgan Stanley and RBC Capital Markets are acting as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The public offering will be made pursuant to a shelf registration statement on Form S-3 (including a base prospectus) that was filed today with the Securities and Exchange Commission (the “SEC”) and became effective upon filing. A preliminary prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 1-866-803-9204, or by email at prospectus-eq_fi@jpmchase.com; Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, (800) 808-7525 ext. 6105, syndicate@leerink.com; BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC, 28255-0001, Attn: Prospectus Department, Email: dg.prospectus_requests@bofa.com; Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, by email: prospectus@morganstanley.com; or RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, 8th Floor, New York, NY 10281, by telephone at (877) 822-4089, or by emailing equityprospectus@rbccm.com. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Intra-Cellular Therapies

Intra-Cellular Therapies is a biopharmaceutical company founded on Nobel prize-winning research that allows us to understand how therapies affect the inner-workings of cells in the body. The company leverages this intracellular approach to develop innovative treatments for people living with complex psychiatric and neurologic diseases.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, among other things, the proposed public offering of common stock. Intra-Cellular Therapies often uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “planned,” “continue,” “guidance,” and similar expressions to identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to: uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other risks and uncertainties that are described under the heading “Risk Factors” in Intra-Cellular Therapies’ preliminary prospectus supplement to be filed with the SEC, Intra-Cellular Therapies’ most recent Annual Report on Form 10-K or in subsequent filings that it makes with the Securities and Exchange Commission. As a result of risks and uncertainties that Intra-Cellular Therapies faces, the results or events indicated by any forward-looking statement may not occur. Intra-Cellular Therapies cautions you not to place undue reliance on any forward-looking statement. In addition, any forward-looking statement in this press release represents Intra-Cellular Therapies’ views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Intra-Cellular Therapies disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Contact

Intra-Cellular Therapies, Inc.

Juan Sanchez, M.D.

Vice President, Corporate Communications and Investor Relations

646-440-9333

Media Inquiries:

Burns McClellan, Inc.

Cameron Radinovic

cradinovic@burnsmc.com

212-213-0006